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                                                                      Exhibit 15


                              RED ROOF INNS, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN


Section 1.  Purpose.

      The purpose of the 1996 Employee Stock Purchase Plan (the "Plan") of Red Roof Inns, Inc. (the "Company") is to provide Eligible Employees (as defined in
Section 4, below) with an opportunity to acquire or increase a proprietary interest in the Company by applying payroll deductions or contributions to the purchase of shares of the Company's common stock, par value $0.01 (the "Shares"). The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2.  Administration.

      The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Company's Board of Directors (the "Board"); provided that no Eligible Employee shall be a member of the Committee, and members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee may adopt any rules it considers appropriate for the conduct of its business or the administration of the Plan, make interpretations of the Plan, and take any other actions it considers appropriate in connection with the Plan, all in a manner consistent with the other provisions of the Plan. The decisions of the Committee on matters within its jurisdiction under the Plan shall be conclusive and binding.


Section 3.  Shares Subject to the Plan.

      The maximum aggregate number of Shares reserved and available for purchase under the Plan is 100,000 Shares, which may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. Such aggregate number of Shares shall be subject to adjustment under Section 15 of the Plan.


Section 4.  Eligibility.

      Any employee of the Company shall be eligible to participate in the Plan (each such employee, an "Eligible Employee"). No employee of The Morgan Stanley Real Estate Fund, L.P. ("MSREF"), or any of its affiliates (as defined in Section 10(b)(i), below) other than the Company, or any parent or any subsidiary of the Company, as defined in Section 424 of the Code, shall be an Eligible Employee.



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            Notwithstanding any other provision of this Plan to the contrary, no person who is otherwise an Eligible Employee shall be permitted to purchase Shares under the Plan to the extent that:

                 (a) it would cause such person to own stock (including stock which would be owned if all outstanding options to purchase stock owned by such person were exercised) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, its parent, or any of its subsidiaries, taking into account the attribution rules of Section 424(d) of the Code; or

                 (b) it would cause such person to have rights to purchase stock of the Company, its parent, and its subsidiaries under the Plan and under all other "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company, its parent, and its subsidiaries which accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right is granted) for each calendar year in which such right is outstanding. For purposes of this Section 4(b): (i) the right to purchase stock accrues when the right (or any portion thereof) first becomes exercisable during the calendar year; and (ii) the number of shares of stock under one right may not be carried over to any other right.

Section 5.  Participation.

            In order to participate in the Plan during any Contribution Period (defined below), an Eligible Employee must enroll in the Plan for that Contribution Period by (a) completing an election to participate in the Plan (an "Election") on a form provided by the Company, and (b) filing the Election with the Company between January 2 and January 31, inclusive (except as provided below), during the calendar year in which the Contribution Period begins (each Eligible Employee who so files an Election, a "Participant"); provided that an Election shall be effective only if the Participant remains continuously employed by the Company from the date of filing that Election through January 31 of the Contribution Period for which the Election is being filed, unless the reason for termination of the Participant's employment is retirement (as defined in Section 12, below).

            For purposes of the Plan, "Contribution Period" means any one-year period after the effective date of this Plan beginning on February 1 and continuing through the following January 31; provided that: (a) the first Contribution Period under the Plan shall begin on the first day of the second full calendar month following the date on which the Company completes an initial public offering of Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, and the Shares are listed on any national securities exchange or over-the-counter market (the "IPO Date") and shall continue through the following January 31; and (b) Elections for the first Contribution Period under the Plan shall be effective only if filed during the first full calendar month following the IPO Date.

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Section 6.  Payroll Deductions and Contributions; One-Time Grace Period.

            Each Participant shall (a) elect on his Election either to authorize payroll deductions or make contributions from his Base Pay (defined below), and (b) specify the percentage of his Base Pay to be deducted or contributed. The percentage specified shall be a whole percent between one and 10 percent, inclusive, and a Participant may not during any Contribution Period change the rate of payroll deduction or contribution elected for that Contribution Period. Once a Participant elects either to authorize payroll deductions or make contributions from his Base Pay, such election may not be changed with respect to that Contribution Period. Deductions or contributions, as the case may be, shall be made according to the Participant's Election for each paycheck the Participant receives beginning with the Participant's first paycheck on or after the first day of the Contribution Period and ending with the Participant's last paycheck on or before the last day of the Contribution Period. Deductions shall be made automatically by the Company. Contributions shall be made in full by Participants who have so elected according to the procedures established by the Committee from time to time; provided that each such contribution shall be received by the Company not later than the end of the pay period next following the pay period for which such contribution was to be made. A deduction or contribution from a paycheck for a pay period which overlaps Contribution Periods shall be credited in its entirety to the Contribution Period in which the pay period ended. The Company shall maintain an account (a "Plan Account") in the name of each Participant. At the close of each pay period or upon receipt by the Company of a Participant's contribution, as the case may be, the amount deducted or contributed from each Participant's Base Pay shall be credited to the Plan Account maintained in such Participant's name.

            "Base Pay" means the regular compensation which a Participant is entitled to receive and does not include overtime, bonuses, or other items which are not considered to be regular compensation by the Committee.

            Notwithstanding any provision of this Plan to the contrary, a Participant who elects to make contributions instead of authorizing payroll deductions may miss making his full contribution once during a Contribution Period. If a Participant fails to make his full contribution, he shall have the right to make up the deficiency within 30 days after the date upon which such contribution was due; provided that a Participant who makes up such deficiency shall nevertheless be deemed to have failed to make his full contribution for purposes of the following sentence. Any Participant who fails to make his full contribution more than once during a Contribution Period shall be deemed to have elected to terminate his participation in the Plan for that Contribution Period pursuant to Section 12, below.

Section 7.  Purchase of Stock; Exercise Price.

            Unless the Participant's participation in the Plan has been earlier terminated pursuant to Section 12, below, each Participant's right to purchase Shares under the Plan (a "Right") will be exercised automatically for him on the last trading day of the Contribution Period according to

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the following procedure. The amount in each Participant's Plan Account at the end of the Contribution Period shall be applied to the purchase of the number of Shares which results when the amount in such Participant's Plan Account is divided by the Exercise Price (defined below). If such number is not a whole number, the number of Shares purchased in the name of the Participant shall be the next lowest whole number, and the amount remaining in the Participant's Plan Account shall be refunded to the Participant in cash. No Right may be exercised after the last day of the applicable Contribution Period.

     The Exercise Price for each Contribution Period shall be the lesser of 85 percent of the Fair Market Value of the Shares (defined below) on the last trading day before the first day of the Contribution Period (which, for purposes of the Plan, shall be deemed to be the date a Right is granted) or 85 percent of the Fair Market Value of the Shares on the last trading day of the Contribution Period (which, for purposes of the Plan, shall be deemed to be the date a Right is exercised).

     The Fair Market Value of the Shares as of any given date shall be the (i) last reported sale price on the New York Stock Exchange, (ii) last reported sale price on the NASDAQ National Market System, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., or (iv) last reported sale price on any other stock exchange on which the Shares are listed, whichever is applicable.

Section 8.  Maximum Number of Shares per Participant.

     Notwithstanding any other provision of this Plan to the contrary, in no event shall the number of Shares purchased for a Participant under the Plan for any one Contribution Period exceed 1,000 Shares.

Section 9.  Purchases Exceeding Individual and Aggregate Limits.

     In the event that the number of Shares to be purchased for a Participant for any Contribution Period exceeds the maximum specified in Section 8, above, the maximum number of Shares permissible shall be purchased for the Participant, and the amount remaining in the Participant's Plan Account shall be refunded to the Participant in cash. In the event that the purchase of Shares for any one Contribution Period would, if made, cause the total number of Shares purchased under the Plan for all Contribution Periods to exceed the aggregate number of Shares available under the Plan as set forth in Section 3, above, the number of Shares remaining available under the Plan prior to the Contribution Period then ending shall be allocated to the Participants for that Contribution Period in proportion to the Participants' Plan Account balances, and any amounts remaining in the Participants' Plan Accounts after such allocation shall be refunded to the Participants in cash.


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Section 10. Automatic Exercise of Rights to Purchase Shares Upon Change in
            Control.

      (a) Impact of Event. Upon the occurrence of a Change in Control (defined below) or a Potential Change in Control (defined below): (i) all Elections shall become effective immediately, and all outstanding Rights shall be exercised automatically for all Participants according to the provisions of
Section 7, above, provided that, for purposes of determining the Exercise Price upon application of this Section 10, the last trading day of that Contribution Period shall be deemed to be the last trading day before the Change in Control or Potential Change in Control; and (ii) the Plan shall terminate as provided in Section 13(b).

      (b) Definition of Change in Control. For purposes of Section 10(a), "Change in Control" means the happening of any of the following:

            (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), and excluding MSREF and its affiliates (as defined in Rule 12b-2 under the Exchange
      Act), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

            (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 10(b)(ii); or

            (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or MSREF or any of its affiliates through purchase of assets, by merger or otherwise.

      (c) Definition of Potential Change in Control. For purposes of Section 10(a), "Potential Change in Control" means the happening of any one of the following:


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               (i)  The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

               (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee), and other than MSREF and its affiliates) of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

          (d) Exceptions. Notwithstanding the foregoing, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board had approved such change prior to either (i) the commencement of any of the events described in Section 10(b)(i), (ii) or (iii) or Section 10(c)(i), or (ii) the commencement by any person other than the Company of a tender offer for Shares.

Section 11.  Rights as Stockholder.

     No Participant or his executor or administrator shall have any rights of a stockholder in the Company with respect to the Shares covered by a Right unless and until a certificate representing such Shares has been duly issued and delivered to him pursuant to the Plan.

Section 12.  Termination of Participation; Retirement.

     A Participant will be refunded the amount in his Plan Account and his participation in the Plan terminated if: (a) the Participant elects in writing to terminate his participation and delivers such writing to the Company; (b) the Participant ceases to be an Eligible Employee for any reason other than retirement; (c) the Board terminates the Plan as provided in Section 13, below;
(d) the Participant fails more than once to make his full contribution as more fully described in Section 6, above; or (e) the Participant dies.

     Upon retirement a Participant shall have no further obligation nor will he be permitted to make further contributions under the Plan. All amounts held in a Participant's Plan Account upon his retirement shall be retained in his Plan Account for the balance of the Contribution Period in which the Participant retires and applied as set forth in Section 7, above.

     For purposes of this Section 12, "retirement" shall mean either (i) termination of employment at or beyond age 55 with at least 10 years of service for the Company, its parent, or any of its subsidiaries, or (ii) termination of employment as a result of total and permanent disability; provided that in order for termination under (i) or (ii), above, to constitute "retirement," such termination must occur not more than three months prior to the end of the Contribution Period



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in which the termination occurs. For purposes of this Section 12, "total and permanent disability" shall mean the Participant's permanent inability, as certified by a competent medical authority designated by the Committee, to engage in any occupation for which the Participant is reasonably qualified by education, training, or experience.

             The temporary disability or approved leave of absence of a Participant shall not result in the termination of the Participant's participation in the Plan for the Contribution Period in which such temporary disability or approved leave of absence begins.

Section 13.  Term and Termination of Plan.

             The Plan shall be in effect for 10 consecutive Contribution Periods beginning with the first Contribution Period as set forth in Section 5, above; provided that the Plan (a) may be terminated at any time in the discretion of and upon appropriate action by the Board, and (b) shall be terminated (i) after the exercise of Rights pursuant to Section 10, above, and
(ii) at such time as the aggregate number of Shares subject to the Plan as set forth in Section 3, above, including any adjustments made pursuant to Section 15, below, has been purchased.

Section 14.  Amendment of Plan.

             The Board may at any time, or from time to time, amend the Plan in any respect; provided that without the approval of holders of stock entitled to exercise a majority of the voting power of the Company no amendment may be made
(a) increasing the aggregate number of Shares which may be issued under the Plan (other than an increase pursuant to Section 15, below); (b) decreasing the Purchase Price (other than a decrease resulting from the operation of Section 15, below); (c) withdrawing the administration of the Plan from a Committee consisting of persons not eligible to participate in the Plan; or (d) changing the designation of subsidiaries eligible to participate in the Plan. Any amendment requiring stockholder approval under this Section 14 shall be submitted to the stockholders of the Company for approval as soon as practicable after adoption of the amendment by the Board but in any event not later than 12 months after the adoption of the amendment. If such amendment is not approved by the stockholders of the Company within 12 months before or after the adoption of the amendment by the Board, such amendment shall become null and void and have no further force or effect.

Section 15.  Changes in Capital Structure.

             In the event that the Shares shall be changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or the number of Shares shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore reserved for sale under the Plan, the number and kind of Shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be.

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Section 16.  Application of Funds.

     All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to Participants or both. Plan Accounts for individual Participants will not be segregated, nor will interest be paid thereon.

Section 17.  Rights Not Transferable.

     Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. Any payment of cash or issuance of Shares under the Plan may be made only to the Participant or, in the event of the Participant's death, to the Participant's estate.

Section 18.  Governmental Regulations; Securities Law Restrictions.

     The Company's obligation to issue, sell, and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

     No Right shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company may require each person acquiring Shares pursuant to the exercise of a Right to represent and warrant to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof and to make such additional representations, warranties and agreements as the Company may reasonably request.

     All certificates for Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or applicable restrictions under the Plan.

     Notwithstanding any provision of this Plan to the contrary:

       (a) No payroll deductions or contributions shall take place and no Shares may be purchased under this Plan until a registration statement registering the Shares covered by this Plan under the Securities Act of 1933, as amended (the "1933 Act"), has become effective. Prior to the effectiveness of such registration statement, Shares under this Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the 1933 Act.

       (b) No payroll deductions or contributions shall take place and no Shares may be purchased under this Plan with respect to Eligible Employees resident in any state



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             unless the Shares under this Plan are exempt from registration under the securities laws of such state, or the purchase is an exempt transaction under the securities laws of such state or are registered by description, qualification, coordination or otherwise under the securities laws of such state.

                  (c) The following restrictions shall apply to Participants who are officers (as defined in Section 240.16a-1 of the Code of Federal Regulations ("CFR")) or directors of the Company:

                       (i) Such Participants may not sell any Shares purchased on their behalf pursuant to this Plan for at least six months after such Shares are purchased pursuant to the exercise of a Right (i.e., at least six months after the date the Exercise Price is fixed); and

                       (ii) Such Participants who cease participation in the Plan or who revoke their authorization for payroll deductions pursuant to Section 12 may not again participate in the Plan or authorize any additional payroll deductions for at least six months.

Section 19.  Genders and Numbers.

             When permitted by the context, each pronoun used in this document includes the same pronoun in other genders and numbers, and each noun used in this document includes the same noun in other genders.

Section 20.  Effective Date.

             The Plan shall be effective January 1, 1996. The Plan shall be submitted to the stockholders of the Company for approval as soon as practicable after its adoption by the Board but in any event not later than 12 months after its adoption by the Board. Notwithstanding anything to the contrary contained herein, no rights to purchase Shares under the Plan shall be exercisable prior to such approval. If the Plan is not approved by the stockholders of the Company within 12 months before or after the adoption of the Plan by the Board, the Plan and all Rights granted under the Plan shall become null and void and have no further force or effect.

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
                                                                          DRAFT
                                                               January 10, 1997


                                AMENDMENT NO. 1

                                       TO

                              RED ROOF INNS, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN


     The 1996 Employee Stock Purchase Plan (the "Plan") of Red Roof Inns, Inc., a Delaware corporation (the "Company"), is hereby amended pursuant to the following provisions:

1.   Definitions

     For purposes of the Plan and this amendment, the following terms shall have the meanings set forth below:

     (a) "Cash Plan Account" shall mean the account maintained, for bookkeeping purposes, by the Company on behalf of each Participant in which amounts deducted from each Participant's Base Pay shall be credited. The term "Plan Account" as used in the Plan shall hereafter refer to the Cash Plan Account.

     (b) "Stock Plan Account" shall mean the account maintained, for bookkeeping purposes, by the Agent on behalf of each Participant in which the number of Shares held on behalf of each Participant shall be credited.

     (c) "Participant" shall mean any person on whose behalf a Cash Plan Account or a Stock Plan Account is maintained pursuant to the provisions of the Plan.

     All other capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

2.   Administration

     Section 2 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following sentence:

          The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Company's Board of Directors (the "Board"); provided that no Eligible Employee shall be a member of the Committee, and members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 2 of the Plan is hereby amended by adding the following paragraph to the end of such section:

          The Board may, in its discretion at any time and from time to time, disband the Committee and assume all duties and authority under the Plan theretofore vested in the Committee; provided that, in such case: (a) no director who is eligible to participate in the Plan shall be involved in the administration of the Plan; (b) the Board may, in its discretion at any time, re-appoint the Committee to administer the Plan pursuant to the foregoing provisions of this
          Section 2; and (c) the term "Committee", as used in the Plan, shall thereafter mean the Board or such new Committee, as the case may be.

3.   Participation

     Notwithstanding any language in Section 5 of the Plan to the contrary, on and after the effective date of this amendment, in order to participate in the Plan during any Contribution Period (defined below), an Eligible Employee must enroll in the Plan for that Contribution Period by (a) completing an election to participate in the Plan (an "Election") on a form provided by the Company, and (b) filing the Election with the Company between the first business day of January and the last Saturday of such month, inclusive (except as provided below), during the calendar year in which the Contribution Period begins; provided that an Election shall be effective only if the Participant remains continuously employed by the Company from the date of filing that Election through the last Saturday of January of the Contribution Period for which the Election is being filed, unless the reason for termination of the Participant's employment is retirement (as defined in Section 12 of the Plan).

     On and after the effective date of this amendment, "Contribution Period" shall mean the approximate one-year period beginning on the Sunday immediately following the last Saturday of January of one year and continuing through the last Saturday of January of the following year. Notwithstanding any language in
Section 5 of the Plan to the contrary, the first Contribution Period under the Plan shall end on the last Saturday of January 1997.

4.   Payroll Deductions

     Section 6 of the Plan is hereby amended in its entirety to read as follows:

          Each Participant shall (a) elect on his Election to authorize payroll deductions from his Base Pay (defined below), and (b) specify the percentage of his Base Pay to be deducted. The percentage specified shall be a whole percent between one and 10 percent, inclusive, and a Participant may not during any Contribution Period change the rate of payroll deduction elected for that Contribution Period. Deductions shall be made according to the Participant's Election for each paycheck the Participant receives beginning with the Participant's first paycheck on or after the first day of the Contribution Period and ending with the Participant's last paycheck on or before the last day of the Contribution Period. Deductions shall be made automatically by the Company. A deduction from a paycheck shall always be credited in its entirety to the Contribution Period in which the paycheck was received. On the date of each paycheck, the amount deducted from each Participant's Base Pay shall be credited to the Cash Plan Account maintained in such Participant's name.

          "Base Pay" means the regular compensation which a Participant is entitled to receive and does not include overtime, bonuses, or other items which are not considered to be regular compensation by the Committee.

5.    Appointment of Agent; Agent's Powers and Duties

      Bank One Trust Company, NA, Columbus, Ohio, is appointed to act as agent of the Company and of the Participants under the Plan (the "Agent"). The Agent accepts the agency created under the Plan and agrees to perform the obligations imposed under the Plan as outlined in the separate agency agreement between the parties, which agency agreement is incorporated herein by reference. The Agent shall be accountable to the Participants for the Shares held in each Participant's Stock Plan Accounts and for dividends received with respect hereto.

      The records of the Agent pertaining to the Plan shall be open to the inspection of the Company at all reasonable times and may be audited from time to time by any person or persons as the Company may specify in writing. The Agent shall furnish the Company with whatever information relating to the Stock Plan Accounts as the Company considers necessary.

      The Agent shall receive from the Company reasonable quarterly compensation as may be agreed upon from time to time between the Company and the Agent.

      The Agent may resign at any time as Agent of the Plan by giving 60 days written notice in advance to the Company. The Company, by giving 60 days written notice in advance to the Agent, may remove the Agent. In the event of the resignation or removal of an Agent, the Company shall appoint a successor Agent if it intends to continue the Plan. Each successor Agent shall succeed to the title of the Agent vested in its predecessor by accepting in writing its appointment as successor Agent and filing the acceptance with the former Agent and the Company without the signing or filing of any further statement. The resigning or removed Agent, upon receipt of acceptance in writing of the agency by the successor Agent, shall execute all documents and do all acts necessary to vest the title in any successor Agent. Each successor Agent shall have and enjoy all of the powers conferred under the Plan upon its predecessor. No successor Agent shall be personably liable for any act or failure to act of any predecessor Agent. With the approval of the Company, a successor Agent, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Agent without incurring any liability or responsibility for so doing.

6.    Purchase and Sale of Shares

      Notwithstanding any language in Section 7 of the Plan to the contrary, on and after the effective date of this amendment, the purchase of Shares under the Plan and the sale of such Shares through the Agent shall be as set forth in this section.

      The Company shall maintain a Cash Plan Account in the name of each Participant, and the Agent shall maintain a Stock Plan Account in the name of each Participant.

      Unless the Participant's participation in the Plan has been earlier terminated pursuant to Section 12 of the Plan, each Participant's right to purchase Shares under the Plan (a "Right") will be exercised automatically for such Participant on the last trading day of the Contribution Period according to the following procedure. The amount of each Participant's Cash Plan Account at the end of the Contribution Period shall be applied to the purchase of the number of Shares which results when the amount in such Participant's Cash Plan Account is divided by the Exercise Price (defined below). If such number is not a whole number, the number of Shares purchased in the name of the Participant shall be the next lowest whole number, and the amount remaining in the Participant's Cash Plan Account shall be (i) refunded to the Participant in cash if such Participant is not participating in the Plan during the succeeding Contribution Period, or (ii) retained in such Participant's Cash Plan Account if such Participant is participating in the Plan during the succeeding Contribution Period. The number of Shares purchased pursuant to the foregoing shall be added to the number of Shares held in the Stock Plan Account. No Right may be exercised after the last day of the applicable Contribution Period.

     As soon as practical following each purchase of Shares under this Plan, the Agent shall report to each Participant the number of Shares purchased on such Participant's behalf and the total number of Shares held on behalf of such Participant in such Participant's Stock Plan Account. The Agent shall hold in its name or in the name of its nominee all Shares purchased. No certificate will be issued to a Participant for Shares in such Participant's Stock Plan Account unless such Participant so requests in writing or unless participation in the Plan is terminated. A Participant may request that a certificate for all or part of the Shares credited to such Participant's Stock Plan Account be sent to such Participant after the Shares have been purchased. All such requests must be in writing to the person designated by the Company as plan administrator (the "Plan Administrator"). In such case, a certificate or certificates shall be delivered to the requesting Participant within a commercially reasonable time period. No certificate for a fractional Share will be issued.

     Subject to the provisions of Section 18 of the Plan, a Participant may at any time and without withdrawing from the Plan, by giving written notice to the Plan Administrator, instruct the Plan Administrator to direct the Agent to sell all or part of the Shares held on behalf of such Participant in such Participant's Stock Plan Account (the "Sale Instructions"). Upon receipt of Sale Instructions from a Participant, the Plan Administrator shall give notice to the Agent directing the Agent to sell such number of Shares as indicated in such Sale Instructions (the "Sale Notice"). The Agent shall, on the last trading day of each month, sell that number of Shares which is equal to the total number of Shares for which the Agent received Sale Notices from the Plan Administrator during such month. All such Shares shall be sold in the marketplace at the prevailing market price. Thereafter, within a reasonable commercial period of time after such sale, the Agent shall transmit to each Participant whose Shares were sold such Participant's pro rata share of the gross proceeds of such sale. The Company shall be responsible to pay, and shall pay when due, any and all bank service fees, brokerage charges, transfer taxes, and other expenses incurred with respect to any such sales.

     A Participant shall have the right to withdraw such Participant's Sale Instructions to the Plan Administrator by giving subsequent written notice to the Plan Administrator, which notice must be received by the Plan Administrator no later than two business days prior to the last trading day of the month to which the initial Sale Instructions were effective.

     In order to be effective for any given month, any Sale Instructions from a Participant to the Plan Administrator instructing the Plan Administrator to direct the Agent to sell all or part of the Shares held on behalf of such Participant must be received by the Plan Administrator no later than two business days prior to the last trading day of such month. Any notice received by the Plan Administrator after such time, unless subsequently withdrawn as set forth above, shall be effective for the succeeding month.

7.   Termination/Withdrawal of Participation; Termination of Employment;
     Retirement

     Section 12 of the Plan is hereby amended by deleting the first two paragraphs of such section in their entirety and replacing them with the following paragraphs:

          A Participant shall receive a refund of the amount of funds held in such Participant's Cash Plan Account and a stock certificate for the number of Shares held in such Participant's Stock Plan Account if such Participant ceases to be an Eligible Employee for any reason other than retirement or death.

          A Participant shall receive a refund of the amount of funds held in such Participant's Cash Plan Account if (i) such Participant elects in writing to totally withdraw from participation in the Plan and delivers such election to the Company, (ii) the Board terminates the Plan as provided in Section 13 of the Plan, or (iii) such Participant dies. In the event of the foregoing, such Participant shall have the option of either receiving a stock certificate for the number of Shares held in such Participant's Stock Plan Account or selling, as of the end of the month for which the foregoing events occur, all of the Shares held in such Participant's Stock Plan Account pursuant to Paragraph 6 of this amendment. In addition, in the event of the foregoing, the Participant's participation in the Plan shall be terminated in all respects.

          A Participant shall receive a refund of the amount of funds held in such Participant's Cash Plan Account, but shall not otherwise receive a stock certificate for the number of Shares held in such Participant's Stock Plan Account, if such Participant elects in writing to terminate such Participant's participation in the Plan for the then-current Contribution Period and delivers such election to the Company.

          Upon retirement, a Participant shall have no further obligation nor will such Participant be permitted to make further contributions under the Plan. Upon retirement, a Participant shall have the right to either receive a refund of the amount of funds held in such Participant's Cash Plan Account or retain all such funds in such Cash Plan Account for the balance of the Contribution Period, at which time such funds shall be applied towards the purchase of Shares as set forth in Section 7 of the Plan and Paragraph 6 of this amendment. A retired Participant shall have the right to sell all of the Shares held in such Participant's Stock Plan Account pursuant to Paragraph 6 of this amendment until his death or the termination of this Plan, whichever occurs first.

     The definition of "retirement" in Section 12 of the Plan is hereby amended in its entirety to read as follows:

     "Retirement" shall mean either (i) termination of employment at or beyond age 55 with at least 10 years of service for the Company, its parent, or any of its subsidiaries, or (ii) termination of employment as a result of total and permanent disability.

8.   Dividends and Other Distributions

     Cash dividends and other cash distributions received by the Agent on Shares held in its custody under the Plan shall be distributed and paid by the Agent pro rata to the Participants in accordance with their interests in the Shares with respect to which the dividends or distributions are paid or made, and will be distributed to such Participants as soon as practical after the receipt thereof by the Agent.

     Dividends paid in Shares which are received by the Agent with respect to Shares held in its custody under the Plan shall be allocated to the Participants (rounded down to the nearest whole Share) in accordance with their interests in the Shares with respect to which the dividends are paid. In the event cash is paid in lieu of the issuance of fractional Shares, such cash shall be distributed by the Agent pro rata to the Participants in accordance with their interests in the Shares with respect to which the dividends are paid or made, and will be distributed to such Participants as soon as practical after the receipt thereof by the Agent.

     Property, other than Shares or cash, received by the Agent as a distribution on Shares held in its custody under the Plan, shall be sold by the Agent for the accounts of the Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Shares held in its custody under the Plan.

9.   Voting of Shares

     Shares held for a Participant in such Participant's Stock Plan Account will be voted in accordance with the Participant's express written direction. In the absence of any such direction, such Shares will not be voted.

10.  Governmental Regulations; Securities Laws Restrictions

     Section 18(c) of the Plan is hereby deleted in its entirety and not replaced.

11.  Effective Date; Construction

     The effective date of this amendment is January 10, 1997, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effective without change.